Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Cenovus Energy Inc. of our report dated February 8, 2021 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of Cenovus Energy Inc., which appears as an exhibit to, and is incorporated by reference in Cenovus Energy Inc.’s Annual Report on Form 40-F for the year ended December 31, 2020. We also consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Cenovus Energy Inc. of our report dated February 11, 2020 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of Cenovus Energy Inc. which is incorporated by reference in this Registration Statement. We also consent to reference to us under the heading “Interests of Experts,” which appears in each of the Annual Information Forms of Cenovus Energy Inc. incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Alberta, Canada
October 7, 2021